Exhibit 23.1



               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the PlayCore, Inc. 1996 Incentive Stock Plan of our report dated January 29, 1999, except for Note 12, as to which the date is February 16, 1999, with respect to the consolidated financial statements and schedules of PlayCore, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


Milwaukee, Wisconsin                                     ERNST & YOUNG LLP
May 20, 1999